Exhibit (h)(1)(xxvi)

FORM OF AMENDED SCHEDULE A TO SECOND AMENDED AND RESTATED

INVESTMENT COMPANY SERVICES AGREEMENT

THIS AMENDED SCHEDULE A, effective as of [    ], 2020, amends and restates Schedule A to that certain Second Amended and Restated Investment Company Services Agreement dated as of April 2, 2008, as amended and supplemented, between Matthews International Funds and BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing Inc.)

SCHEDULE A

IDENTIFICATION OF FUNDS

Matthews International Funds

Matthews Asia Growth Fund

Matthews Asia Dividend Fund

Matthews Pacific Tiger Fund

Matthews Asian Growth and Income Fund

Matthews Asia Innovators Fund

Matthews China Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Asia Small Companies Fund

Matthews China Dividend Fund

Matthews China Small Companies Fund

Matthews Asia Total Return Bond Fund

Matthews Emerging Asia Fund

Matthews Asia ESG Fund

Matthews Asia Value Fund

Matthews Asia Credit Opportunities Fund

Matthews Emerging Markets Equity Fund

This Schedule A may be amended from time to time by agreement of the parties.

MATTHEWS INTERNATIONAL FUNDS	BNY MELLON INVESTMENT SERVICING (US) INC.

By:	By:
Name: William J. Hackett	Name:
Title: Chief Executive Officer	Title:
Date: [ ], 2020	Date: [ ], 2020